Exhibit 10.1

November 2, 2021

Esports Entertainment Group, Inc.

13/14 Penthouse Office

Mannarino Road

Birkirkara, Malta, BKR 9080

Attn: Grant Johnson

VIA ELECTRONIC MAIL

Re: Waiver

Dear Mr. Johnson:

Reference is made to that certain Securities Purchase Agreement, dated as of May 28, 2021 (the “Purchase Agreement”), between Esports Entertainment Group, Inc. (the “Company”) and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (the “Purchaser” and together with the Company, the “Parties”). Defined terms used herein but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement and the Note (as defined in the Purchase Agreement).

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, only in connection with the Company’s proposed issuance of shares of its Series A Cumulative Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”) which Series A Preferred Stock shall have the terms set forth in the certificate of designation attached hereto as Exhibit A (the “Certificate of Designation”) and shall be issued in an offering with aggregate gross proceeds to the Company of up to $15,000,000 (the “Maximum Amount”) which offering shall close on or before November 15, 2021 (the “Termination Date”) (the foregoing, the “Preferred Stock Issuance”), the Purchaser hereby provides a one-time waiver of (i) the prohibition against the issuance of Common Stock Equivalents set forth in Section 4.13 of the Purchase Agreement in connection with the Preferred Stock Issuance only, and (ii) the prohibitions in Section 14(e) of the Note to permit (a) the payment of a dividend of 10% per annum on the Series A Preferred Stock pursuant to the terms of the Certificate of Designation only and (b) the redemption of the Series A Preferred Stock upon a Change of Control (as defined in the Certificate of Designation) only, provided that a condition to the waiver in this clause (b) is that, upon a Change of Control (as defined in the Certificate of Designation), the Company agrees that, at the election of the Purchaser in its sole discretion, the definition of Change of Control (as defined in the Certificate of Designation) shall be substituted for the definition of Change of Control (as defined in the Note) in all provisions of the Note where the term Change of Control is used in the Note.

The Company hereby acknowledges and agrees that the Company has the obligation to pay $1,500,000 (such amount, the “Initial Registration Delay Amount”) in cash to the Purchaser as of the date hereof pursuant to Section 2(d) of the Registration Rights Agreement and such amount is currently due and owing to the Purchaser. The Purchaser hereby agrees to forbear on any action under the Transaction Documents in connection with the Initial Registration Delay Amount until December 31, 2021 (the “Forbearance Termination Date”) only and the Purchaser further agrees that, if and only if the Company obtains Shareholder Approval on or prior to the Forbearance Termination Date, the Purchaser irrevocably waives the Company’s obligation to pay $800,000 of the Initial Registration Delay Amount to the Purchaser and the Company and the Purchaser agree that $700,000 of the Initial Registration Delay Amount shall remain due and owing to the Purchaser and such amount shall be added to the principal amount of the Note on the Forbearance Termination Date. The Company acknowledges and agrees that, if the Company does not obtain Shareholder Approval by the Forbearance Termination Date, the full Initial Registration Delay Amount is immediately payable to the Purchaser in cash. For purposes of clarity, the Purchaser does not forbear on or waive any amounts owed to the Purchaser under the Registration Rights Agreement or any other Transaction Document other than the Initial Registration Delay Amount as set forth in this paragraph.

In consideration of the waivers provided herein, the Company and the Purchaser agree that the second sentence of Section 8(a) of the Note is hereby amended to read as follows: “The portion of this Note subject to redemption pursuant to this Section 8(a) shall be redeemed by the Company in cash at a price (each, a “Company Optional Redemption Price”) equal to 110% of the applicable Optional Redemption Percentage of the Conversion Amount being redeemed as of the Company Optional Redemption Date.” The Company acknowledges and agrees that, except as set forth in the preceding sentence, no other provision in the Note or the Transaction Documents is amended or modified by this paragraph.

The Company and the Purchaser hereby agree that the definition of “Transaction Documents” (as defined in the Purchase Agreement) shall be amended to include in the definition thereof (i) this agreement and (ii) the agreement, dated October 13, 2021, between the Company and the Purchaser, for purposes of the Purchase Agreement, the Note and the other Transaction Documents, including, without limitation, Section 4 of the Note.

The waiver set forth herein constitutes a one-time waiver only and is limited to the matters expressly waived as set forth herein and should not be construed as an indication that the Purchaser has agreed to any modifications to, consent of, waiver or forbearance of any other terms or provisions of the Purchase Agreement, the Note or any Transaction Document or any other agreement, instrument or security. The Parties agree that nothing herein shall have any effect upon the Holder’s right to convert the Principal under the Note at its discretion in any manner provided for in the Transaction Documents. This agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof, which the parties acknowledge have been merged into this agreement.

The Company hereby represents, warrants, covenants and agrees to the Purchaser that nothing contained herein or otherwise disclosed to the Purchaser or any of its affiliates by the Company, orally or in writing, constitutes or may constitute material non-public information. Effective upon the Disclosure Filing (as defined below), the Company shall have disclosed all material non-public information (if any) provided up to the date hereof to the Purchaser or any of its affiliates by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not previously been publicly disclosed by the Company in a filing with the Commission. The Company understands and confirms that the Purchaser shall be relying on the foregoing representation, warranty and covenant in effecting transactions in securities in the Company.

The Company hereby represents, warrants, covenants and agrees to the Purchaser that, effective upon the Disclosure Filing, (i) the Purchaser and each of its affiliates has no confidentiality or similar obligation under any agreement to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent and (ii) the Purchaser and each of its affiliates has made no agreement to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent to not purchase or sell, long and/or short, the Common Stock or any other securities of the Company.

The Company shall file a Form 8-K with the Commission disclosing the terms of the waiver herein (and including the Waiver as an exhibit thereto) by 9:30 a.m. EST on November 3, 2021 (the “Disclosure Filing”).

In connection with this Waiver, the Company shall reimburse the Purchaser the amount of $10,000 (which, for purposes of clarity, includes the amount to be reimbursed to the Purchaser under the agreement, dated October 13, 2021, between the Company and the Purchaser) for legal fees and expenses of the Purchaser which shall be paid prior to the date hereof.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law principles. Any dispute arising under or relating to or in connection with this letter agreement shall be subject to the exclusive jurisdiction and venue of the State and/or Federal courts located in New York. This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

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Very truly yours,

Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B

By:	/s/ Waqas Khatri
Name:	Waqas Khatri
Title:	Director

Acknowledged and Agreed:

Esports Entertainment Group, Inc.

By:	/s/ Grant Johnson
Name:	Grant Johnson
Title:	Chief Executive Officer

[signature page to GMBL Waiver]

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